SHARE PURCHASE AGREEMENT


THIS AGREEMENT dated for reference the 27th day of May 1997.


BETWEEN:

                  THE PARTIES LISTED IN SCHEDULE M

                  (hereinafter called the "Vendors")

                                                              OF THE FIRST PART

AND:

                  SPECTRUM SIGNAL PROCESSING INC., a company incorporated in the Province of British Columbia with a principal place of business at Suite 100, 8525 Baxter Place, Burnaby, B.C. V5A 4V7, CANADA

                  (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART


WITNESSES THAT WHEREAS:

A. Other than as specified in clause C, the Vendors are the registered and beneficial owners of the Vendors' Shares;

B. The Vendors have agreed to sell and assign to the Purchaser, and the Purchaser has agreed to purchase, the Vendors' Shares;

C. The Vendors have undertaken to procure the transfer of the Minority Shares (as hereinafter defined) to the Purchasers on the terms further set out in this Agreement;

D. The Principals are directors, officers and shareholders of the Company and have substantial proprietary and financial interests in the Company;

THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, the parties covenant and agree with each other as follows:

1.                DEFINITIONS AND INTERPRETATION

1.1               In this Agreement:

         (a) "Accounts Payable" means all of the trade accounts and other debts and accrued charges owed by the Company as at the date specified in Schedule A (other than the Permitted Liens), and which are enumerated and described in Schedule A, together with those trade accounts reasonably incurred in the normal and ordinary course of the Business between the date specified in Schedule A and the Closing Date, whether the same are due or to become due at or after the Closing Date;
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                                       2

         (b) "Accounts Receivable" means all of the trade accounts, notes, and other debts arising out of the operation of the Business owing to the Company as at the Closing Date, whether due or to become due as at or after the Closing Date, and which are enumerated and described in Schedule B together with those accounts receivable arising in the normal and ordinary course of the Business between the date specified in Schedule B and the Closing Date;

         (c)      "B.C. Act" means the Securities Act (British Columbia);

         (d) "Business" means the business of developing, manufacturing, marketing, sales, licensing and leasing of input/output software for multiple processors, and known as 3L Limited, carried on by the Company at or about 86/92 Causewayside, Edinburgh, Scotland;

         (e) "Business Assets" means all of the real property, personal property, choses in action, intangible or intellectual property and all other assets of whatsoever nature owned or leased by the Company or in which the Company has any right or interest or the right to acquire an interest, including, without limitation, the Accounts Receivable, the Contracts and the assets listed in Schedule E;

         (f) "Closing" means the completion of the transactions contemplated hereby in accordance with the terms hereof;

         (g)      "Closing Date" means June 20, 1997;

         (h) "Company" means 3L Limited, a company incorporated in Scotland (No. SC105642) having its registered office at Orchard Brae House, 30 Queensferry Road, Edinburgh, EH4 2HG;

         (i) "Consents" means the consents, waivers and approvals set out in Schedule F;

         (j) "Contracts" means all of the commitments, agreements, contracts, instruments, leases and other documents entered into by the Company, by which the Company is bound or to which the Company or the Business Assets are subject (other than the Permitted Liens) and which are enumerated and described in Schedule G;

         (k) "Escrow Agreements" means those agreements with the Principals and Rani Robertson in substantially the form attached as Schedule J;

         (l) "Financial Statements" means the audited balance sheet of the Company for the fiscal year ending as at the Statement Date and the audited Profit and Loss statement for the year then ended and the unaudited balance sheet of the Company as at February 28, 1997, copies of which are attached hereto as Schedule K;

         (m) "Indebtedness" means any and all advances, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of a Party assumed, created, incurred or made, whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether such Parties may be liable individually or jointly with others;

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                                       3

         (n) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Party all proprietary right;

         (o) "Minority Shareholders" means the parties listed in Schedule P;

         (p) "Minority Shares" means the shares in the capital of the Company set against the names of each of the Minority Shareholders described in Schedule P;

         (q)      "1933 Act" means the United States Securities Act of 1933;

         (r)      "Ontario Act" means the Securities Act (Ontario);

         (s) "Party" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organisation or any trustee, executor, administrator, or other legal representative;

         (t) "Permitted Liens" means the Liens enumerated and described in Schedule M;

         (u) "Purchase Price" means the price to be paid by the Purchaser for all of the Vendors' Shares and the Minority Shares, based on the equivalent of $16.39 per Vendors' Share or Minority Share (CDN $1.3 million for 79,300 shares);

         (v) "Purchaser's Solicitors" means Clark, Wilson, Barristers and Solicitors;

         (w)      "Principals" means Ian Young, Alan Culloch and Peter
                  Robertson;

         (x) "Share Price" means the closing price of one Spectrum common share on the Toronto Stock Exchange on the day prior to the date of execution of this Agreement;

         (y) "Spectrum Shares" means those common shares in the capital of the Purchaser that are to be issued to the Vendors and the Minority Shareholders pursuant to this Agreement;

         (z) "Statement Date" means the last day of the last completed financial year of the Company, being September 30, 1996;

         (aa) "U.S. Person" means a U.S. Person as defined under Regulation S as promulgated under the 1933 Act;

         (ab)     "Vendors' Solicitors" means Fyfe Ireland, WS,
                  Solicitors;

         (ac) "Vendors' Shares" means the shares in the capital of the Company set against the names of each of the Vendors described in Schedule N, together with all warrants, options and other interests of any kind which the Vendors, may have in the Company;

         (ad) "Warranties" means the representation and warranties of the Principals and the

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                                       4


                  Vendors set out in Sections 4 and 5 herein;

1.2               In this Agreement, except as otherwise expressly provided:

         (a) "Agreement" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

         (b) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

         (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

         (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

         (f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the UK;

         (g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

         (h) where any representation or warranty is made "to the knowledge of" any Party, such Party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstance in respect of which the representation or warranty is given being untrue if such Party proves:

                  (i) that such Party conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty; and

                  (ii) that fact, state of facts, or circumstance could not reasonably be expected to have been determined as a result of that reasonable investigation, irrespective of the actual investigation conducted by such Party;

         (i) except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian Funds; and

         (j) any other term defined within the text of this Agreement has the meanings so ascribed.

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                                       5

1.3               The following are the Schedules to this Agreement:

                  SCHEDULE  DESCRIPTION

                     A      Accounts Payable
                     B      Accounts Receivable
                     C      Authorised and Issued Capital of the Companies
                     D      Banking Arrangement
                     E      Business Assets
                     F      Consents
                     G      Contracts
                     H      Directors and Officers
                     I      Employee List
                     J      Escrow Agreements
                     K      Financial Statement
                     L      Litigation
                     M      Permitted Liens
                     N      Vendors
                     O      Vendors' Solicitors' Opinion
                     P      Minority Shareholders
                     Q      Pension Details
                     R      Purchaser's Solicitors' Opinion

2.                PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, at the Closing, the Vendors will assign to the Purchaser all of the Vendors'
Shares and shall cause the transfer of all of the Minority Shares to the Purchaser and the Purchaser will issue to the Vendors and the Minority Shareholders the Spectrum Shares to the extent of the Purchase Price in full and final satisfaction therefor.

2.2 The Purchase Price will be paid by the Purchaser to the Vendors and the Minority Shareholders for the Vendors' Shares and the Minority Shares by an exchange of shares, based on the equivalent of $16.39 per share for the Vendors' Shares and the Minority Shares. The number of Spectrum Shares to be issued will be determined on the Closing Date by dividing the Purchase Price by the Share Price. Entitlements to fractions of a Spectrum Share so calculated shall be ignored.

2.3               The Purchase Price will be paid as follows:

         (a) as to the number of Spectrum Shares equivalent to the shares owned by the Vendors and the Minority
                  Shareholders who are not Principals nor Rani Robertson, the shares will be issued on the Closing Date, and

         (b) as to the number of Spectrum Shares equivalent to the shares owned by the Principals and Rani Robertson, two-thirds will be issued on the Closing Date, and the remaining one-third will be escrowed pursuant to the Escrow Agreements.

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                                       6

3.                CLOSING AND ADJUSTMENTS

3.1 The Closing will take place at 10:00 a.m. local time, on the Closing Date at the offices of the Purchaser's Solicitors at 800 - 885 West Georgia Street, Vancouver, British Columbia, or at such other place, date and time as may be mutually agreed upon by the parties hereto.

4.                PRINCIPALS' WARRANTIES AND REPRESENTATIONS

4.1 Each of the Principals severally warrants and represents to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

         (a) the authorised and issued capital of the Company is as described in Schedule C and the Vendors' Shares and the Minority Shares are validly issued and outstanding as fully paid and non-assessable;

         (b) no Party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

                  (i) to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

                  (ii) for the issue or allotment of any of the authorised but unissued shares in the capital of the Company;

                  (iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

                  (iv) to purchase or otherwise acquire any shares in the capital of the Company;

         (c) the Company is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

         (d)      the officers of the Company are as described in Schedule H;

         (e) all alterations to the Memorandum and Articles of Association of the Company since its incorporation have been duly approved by the shareholders of the Company;

         (f) the Company has the power, authority and capacity to carry on the Business as presently conducted by it;

         (g) the Company has the power, authority and capacity to own and use all of the Business Assets;

         (h) save as set out in the Schedule the Company owns and possesses and has good and marketable title to and possession of all the Business Assets free and clear of all Liens, except the Permitted Liens;
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                                       7


         (i) the Company has no bank, trust, savings, chequing or other accounts or deposits, safety deposit boxes or other depositories except as set out in Schedule D which Schedule is a true and complete list showing the name of each bank, trust company or other financial institution in which the Company has accounts, deposits or safety deposit boxes and the names of all persons authorised to draw thereon or have access thereto;

         (j) save as set out in the Schedule the Company does not own or possess any asset other than the Business Assets and does not have any interest in the assets or business of any other Party;

         (k) to the best of the Principal's knowledge and belief the Company holds all licences and permits required for the conduct in the ordinary course of the Business and for the uses to which the Business Assets have been or may be put and all such licences and permits are in good standing and the conduct and uses of the same by the Company are in compliance with all laws, zoning and other bylaws, building and other restrictions, rules, regulations and ordinances applicable to the Company, the Business or the Business Assets, and, to the best of the Principal's knowledge, the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licences or permits or affect such compliance;

         (l) assuming that all corporate and regulatory procedures, consents and authorisations required by the Purchaser in respect of the issue of the Spectrum Shares and the performance of the other obligations of the Purchaser hereunder are duly and validly acquired or complied with, as the case may be, the making of this Agreement and the transfer of the Vendor's Shares and the Minority Shares as contemplated hereby and the performance of and compliance with the terms of the Vendors' obligations hereunder does not and will not:

                  (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the Memorandum or Articles of Association of the Company;

                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgement, order, injunction, decree, regulation or ruling of any court or U.K. governmental authority to which the Company is subject or constitute or result in a default under any agreement, contract or commitment to which the Company is a party;

                  (iii) give to any Party any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Company is a Party including the Contracts and the Permitted Liens;

                  (iv) give to any U.K. government or governmental authority, any regional district, district or municipality or any subdivision thereof, including any U.K. governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Company and which is necessary or desirable in connection with the conduct and operation of the Business and the

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                                       8


                           ownership, leasing or use of the Business Assets; or

                  (v) constitute a default by the Company or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any Indebtedness of the Company which would give any Party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument including the Contracts and the Permitted Liens;

         (m) the Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, and in each case, give a true and fair view of the financial condition and position of the Company as at the date of such Financial Statements' Statement Date and the results of its operations for the period ended on the Statement Date;

         (n) the provisions for doubtful accounts receivable as recorded in the Financial Statements are, and collections since the Statement Date have proven them to be, adequate;

         (o) so far as the Principal's are aware the Accounts Receivable are bona fide, good and collectable without set-off or counterclaim save and except as described in Schedule B hereto;

         (p) the stock shown in the Financial Statements is valued therein at the lower of cost or market value and none of the stock included there in is obsolete, damaged or unsaleable in the ordinary course of the Business;

         (q) there is no Indebtedness of the Company which is not disclosed or reflected in the Financial Statements, except Accounts Payable, and the aggregate of all Accounts Payable does not, as at the date hereof and will not, as at the Closing Date exceed $250,000 ;

         (r) so far as the Principals are aware the Company has been assessed for corporation tax for all years to and including the fiscal year of the Company ended on the Statement Date, and the Company has withheld and remitted to the applicable tax collecting authority all amounts required to be remitted respecting payments to employees or to non-residents, or otherwise and has paid all instalments of corporate taxes due and payable;

         (s) so far as the Principals are aware all tax returns and reports of the Company required by law to be filed prior to the date hereof including all income tax returns and corporation capital tax returns have been filed and so far as the Principal is aware are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licenses required to be paid have, so far as the Vendor is aware, been paid, and if not required to be paid as at the date hereof, have been accrued in the Financial Statements;

         (t) so far as the Principals are aware adequate provision has been made for taxes payable by the Company for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Company, and to the knowledge of the Principals, the Company and its officers, directors or employees there are no contingent tax liabilities or any grounds which would prompt a re-assessment;

         (u) so far as the Principals are aware the Company has made all elections required to be made under the applicable tax legislation in connection with any distributions by the Company and, so far as the Principals are aware, all such elections were true and correct and in the prescribed forms and were made within the prescribed time periods;

         (v) all material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records;

         (w) the Company has not experienced nor, so far as the Principals are aware, has there been any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the result of its operations;

         (x) except as disclosed in Schedule I, the Company has no employment, consulting or management contract or commitment with any Party, including those with any director or officer of the Company, whether oral, written, or implied which cannot be terminated by the Company without cause upon giving thirty (30) days' written notice without the payment of or any liability to pay any bonus, damages, share of profits, or penalty and none of the employees of the Company have been certified to be represented by a trade union or have entered into a collective agreement or otherwise attempted to be represented by a trade union and there are no collective agreements or proceedings which are or could become an obligation of or be binding upon the Company;

         (y) the name of each present employee of the Company, the duration of the employment of each such employee with the Company and the remuneration and benefit obligations of the Company in respect of each such employee is accurately set out in
                  Schedule I, and the full amounts of salaries, fees, pensions, bonuses, commissions and other remuneration of any nature, including accrued vacation pay, severance pay and unpaid earned wages of the present or former officers, directors, employees, salesmen, consultants and agents of the Company, which should have been paid as at the Closing Date, will have been paid up to the Closing Date;

         (z) the Company has not received notice of any complaints filed by any of the employees against the Company and is not aware of any facts or circumstances that may give rise to any complaints claiming that the Company has violated any applicable employee or human rights or similar legislation in the jurisdictions in which the Business is conducted or any complaints or proceedings of any kind involving the Company;

         (aa) save as disclosed in Schedule Q, there are no pension, profit sharing, incentive, bonus, group insurance or similar plans or other compensation plans affecting the Company and the Company has no unfunded or unpaid liability in respect of any such plan;

         (ab) save as disclosed in Schedule I, the Company does not have any contract, agreement, undertaking or arrangement, whether oral, written or implied, which cannot be terminated on not more than one month's notice and the Company has no outstanding agreement, contract or commitment (whether written or oral) whatsoever relating to or affecting the conduct of the Business or any of the Business Assets or for the purchase, sale or lease of any of the Business Assets other than the Contracts;

         (ac) so far as the Principals are aware there is no basis for and there are no actions, suits, judgements, investigations or proceedings outstanding of which the Principals are aware or pending or affecting the Company at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency of which the Principals are aware and the Company is not a party to or threatened with any litigation except as described in Schedule L;

         (ad) the Company has no knowledge of any infringement of the intangibles described in Schedule E, any misleading or similar names to the Company's name or trade or brand name in use in any area where the Business is conducted, or of any infringement by the Company of any patent, trademark, trade or brand name or copyright, whether registered or unregistered;

         (ae)     so far as the Principals are aware the Company:

                  (i) is not in breach of any of the terms, covenants, conditions, or provisions of, is not in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any Contract; and

                  (ii) is not in breach or default under any judgement, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which the Company is bound or to which the Company or any Business Assets are subject;

                  and the Company has not received notice that any default, breach, or violation is being alleged;

         (af) the Company has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Party except as described in the Financial Statements;

         (ag) reasonable wear and tear excepted, the Business Assets required for the normal conduct of the Company's Business are in good working order and in a functional state of repair and to the knowledge of the Principal, there are no latent defects; and

         (ah) other than as disclosed in the Finance Statements or the notes thereto since the Statement Date:

                  (i) no dividends of any kind or other distribution on any shares of the Company have been declared or paid by the Company;

                  (ii) no single capital expenditure or commitment therefor exceeding $5,000 has been made by the Company and the aggregate of all capital expenditures or commitments made by the Company since the Statement Date does not exceed $11,000;

                  (iii) there has been no material adverse change in the financial condition or position of the Company and no damage, loss or destruction materially affecting the Business Assets or the right, capacity, or ability of the Company to carry on the Business;

                  (iv) save as disclosed in Schedules I and Q the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, employee, director, or officer of the Company, except increases in the normal course of business to employees other than officers and directors;

                  (v) the Company has conducted the Business in the usual and normal manner and has maintained the Business Assets in as good condition as prevailed prior to the Statement Date and has made all necessary repairs and replacements thereto; and

                  (vi) the Company has not waived or surrendered any right of material value.

5.                VENDORS' REPRESENTATIONS AND WARRANTIES

5.1 Each of the Vendors severally warrants and represents to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

         (a) the Vendor is the registered holder of the Vendors' Shares set opposite his name in Schedule N, free and clear of all Liens and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than such Vendors' Shares;

         (b) the Company is not indebted to the Vendor and the Vendor has no claims of any kind against the Company;

         (c) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vendors' Shares set opposite his name in Schedule N to the Purchaser;

         (d) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any UK law, judgement, order, injunction, decree, regulation or ruling of any court or governmental authority to which the Vendor is subject or constitute or result in a default under any agreement, contract or commitment to which the Vendor is a party;

         (e) the Vendor does not have any specific information relating to the Company which is not generally known or which has not been disclosed to the Purchaser and which if known to the Purchaser could reasonably be expected to have a materially adverse effect on the value of the Vendor's Shares;

         (f)      the Vendor is either:

                  (i) not a U.S. Person and is not acquiring the Spectrum Shares for the account or benefit of a U.S. Person, in which case the Vendor is aware that the Spectrum Shares have not been registered under the 1933 Act and may not be offered or sold in the United States during the 40 day period commencing on the date of issuance of the Spectrum Shares unless the Spectrum Shares are registered under the 1933 Act or an exemption from the 1933 Act is available; or

                  (ii) a U.S. Person, in which case the Vendor is aware that the Spectrum Shares to be issued to him have not been registered under the 1933 Act and may not be offered or sold unless:

                           (1)      the sale is to the Purchaser;

                           (2)      the sale is made outside the United
                                    States in a transaction meeting the
                                    requirements of Rule 904 of
                                    Regulation S under the 1933 Act and
                                    in compliance with applicable local
                                    laws and regulations;

                           (3)      the sale is made pursuant to the
                                    exemption from the registration
                                    requirements under the 1933 Act
                                    provided by Rule 144 thereunder if
                                    available and in accordance with any
                                    applicable state securities or "Blue
                                    Sky" laws; or

                           (4)      the Spectrum Shares are sold in a
                                    transaction that does not require
                                    registration under the 1933 Act or
                                    any applicable U.S. state laws and
                                    regulations governing the offer and
                                    sale of securities, and it has prior
                                    to such sale furnished to the
                                    Purchaser an opinion of counsel
                                    reasonably satisfactory to the
                                    Purchaser;

                           and the certificates representing such
                           Spectrum Shares will bear a legend evidencing such restrictions on resale; provided that if the Spectrum Shares are being sold under clause (ii) above, the legend may be removed by providing a declaration to the registrar and transfer agent of the Purchaser in the form agreed upon by the Purchaser (or as the Purchaser may reasonably prescribe from time to time);

         (g) the Vendor is aware that the Spectrum Shares will be issued pursuant to exemptions from registration and prospectus requirements which are available under the B.C. Act and the Ontario Act and as a consequence:

                  (i) the Vendor may be restricted from using most of the civil remedies available under such legislation including a right of rescission which would exist in connection with the use of a prospectus to issue the Spectrum Shares;

                  (ii) the Purchaser is relieved from certain obligations that would otherwise apply under such legislation including the obligation to amend a prospectus, if used to issue the Spectrum Shares, in circumstances where a material change occurred in the affairs of the Purchaser;

                  (iii) the Spectrum Shares are restricted from transfer within the province of British Columbia for a period of one year from the date of the issuance of the Spectrum Shares;


                  (iv)     the Spectrum Shares may not be resold within the

                           province of Ontario or otherwise to Canadian residents for a period of 40 days from the date of the issuance of the Spectrum Shares and in this regard the Purchaser shall be entitled to take such steps as the Purchaser determines appropriate, including the issuing of temporary certificates, to ensure compliance with this resale restriction. In this regard the Purchaser shall issue the Vendors at Closing with temporary certificates representing the Spectrum Shares, which temporary certificates shall be exchangeable for definitive share certificates representing the Spectrum Shares upon the delivery by each Vendor on or after the date which is 40 days from the Closing Date


6.                PURCHASER'S WARRANTIES AND REPRESENTATIONS

6.1 The Purchaser warrants and represents to the Vendors, with the intent that the Vendors will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

         (a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

         (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorised by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

         (c) the Purchaser is not a "non-Canadian" within the meaning of the Investment Canada Act;

         (d) the assets and gross revenues of the Purchaser and its affiliates are such that the transactions contemplated herein are exempted from the provisions of Part IX of the Competition Act;

         (e) assuming that all corporate and regulatory procedures, consents and authorisations required by the Purchaser in respect of the issue of the Spectrum Shares and the performance of the other obligations of the Purchaser hereunder are duly and validly acquired or complied with, as the case may be, the making of this Agreement and the issuance of the Spectrum Shares as contemplated hereby and the performance of and compliance with the terms of the Purchaser's obligations hereunder does not and will not:

                  (i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the Memorandum or Articles of Association of the Purchaser;

                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgement, order, injunction, decree, regulation or ruling of any court or Canadian governmental authority, domestic or foreign, to which the Purchaser is subject or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

                  (iii) give to any Party any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Purchaser is a Party;

                  (iv) give to any Canadian government or governmental authority, any regional district, district or municipality or any subdivision thereof, including any Canadian governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Purchaser and which is necessary or desirable in connection with the conduct and operation of the business of the Purchaser and the ownership, leasing or use of the business assets of the Purchaser; or

                  (v) constitute a default by the Purchaser or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any Party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

         (f) there are no facts or circumstances of which the Purchaser is aware, or of which it ought to be aware, at the Closing Date which could result in a material reduction in the Spectrum Share Price as at the close of business on the last business day prior to the Closing Date. For the purposes of this clause "material" shall be deemed to mean a reduction of 10% or more.

7.                PRINCIPALS' ACKNOWLEDGEMENTS

7.1               The Principals acknowledge that:

         (a) the experience, knowledge and know-how of the Principals represents a significant value to the Purchaser in purchasing the Company;

         (b) the Principals are an integral part of the business of the Company;

         (c) the Purchaser is relying on the continued involvement of the Principals in the Company in entering into this Agreement;

         (d) the sudden departure of any of the Principals from the Company without provision for succession would have a materially adverse effect on the business of the Company.

7.2 Accepting the above, each of the Principals further severally covenant and agree, with the intention that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

         (a) the Principals will not leave the Company's employ without adequate notice being given;

         (b) the Principals will work with the Company to make reasonable provisions for their succession in the event of their departure from the Company.

8.                COVENANTS

8.1               Between the date of this Agreement and the Closing, the
                  Vendors:

         (a) will cause the Company to afford to the Purchaser and its authorised representatives access during normal business hours to all properties, books, contracts, commitments, records of the Company and furnish such copies (certified if requested) thereof and other information as the Purchaser may reasonably request, and to permit the Purchaser and its authorised representatives to make such audit of the books of account of the Company and physical verification of the Business Assets as the Purchaser may reasonably see fit;

         (b) will diligently take all reasonable steps to obtain, prior to the Closing, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof including the Consents;

         (c) will cause the Company to maintain insurance coverage of the scope and in the amounts presently held;

         (d) will cause the Company to conduct its business and affairs diligently and only in the ordinary course, and preserve and maintain the goodwill of the Company, the Business Assets and the Business;

         (e) will not permit the Company to make or agree to make any payment to any director (executive or non-executive), officer, employee or agent of the Company except in the ordinary course of business and at the regular rates of salary, fees and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Company;

         (f) the Vendors shall on or before May 31, 1997 cause the repayment in full of the outstanding loan of the Company to Stuart McGarrity.

8.2 Both before and after the Closing, the Vendors and the Purchaser will each use their best efforts to obtain the release of the Vendors, from the obligations in respect of any guarantee and other security granted by the Vendors, provided that nothing herein will require the Purchaser to grant any indemnity or guarantee of any of the indebtedness of the Company to any Party or to pay any sum of money to any Party.

8.3 The Purchaser shall use its reasonable best efforts to obtain the approvals contemplated in clause 11.1(h) herein on or before the Closing Date.

9.                CLAIMS AND LIMITATIONS REGARDING WARRANTIES

9.1 The liabilities of the parties in respect of the representations and warranties given by any of them herein shall be restricted in the following respects:

         (a) no claim under such representations and warranties may be made after 18 months from the Closing Date unless such claim has been intimated in writing giving reasonable details thereof, before the said date;

         (b) the Vendors shall not be liable for any claim in respect of any breach of the Warranties which arises directly as a result of any change in the date to which the Company makes up its accounts, or in the accounting bases, policy or practice of the Purchaser or of the Company, other than any change made so as to comply with any Statements of Standard Accounting Practice or Financial Reporting Standards in the UK (including the method of submission of taxation returns) introduced or having effect on or after Closing.

9.2 The Purchaser shall not be entitled to recover any damages in respect of any breach or breaches by the Vendors of the Warranties unless and until the aggregate amount of all claims hereunder exceeds the sum of $10,000 whereupon the Purchaser may (subject to the other limitations contained herein) recover the full amount of that and every other claim hereunder subject to the provisions of subsection 9.3 herein.

9.3 Each of the Vendors shall be individually liable in respect of the Warranties up to a maximum amount equivalent to that proportion of the Purchase Price which is equal to the percentage of the total Vendors' Shares which each individual Vendor holds.

9.4 Each claim made in respect of the Warranties shall be made against all the Vendors giving same and shall be pro-rated among them, so that each Vendor shall be liable to the Purchaser in respect of only that proportion of the claim which is equivalent to the proportion that the Consideration such Vendor received bears to the total Consideration paid by the Purchaser.

9.5 No claim in respect of any breach or breaches of the Warranties shall be made to the extent that:

         (a) specific provision or allowance therefor has been made in the Financial Statements or the subject matter thereof is otherwise taken account of in the Financial Statements; or

         (b) such claim would not have arisen but for a change or changes in legislation made after the date hereof (whether relative to taxation, rates of taxation or otherwise) or the withdrawal of any extra-statutory concession previously made by the Inland Revenue; or

         (c) it is in respect of liability to Corporation Tax for which the Company is liable on actual profits or gains earned arising or accruing in the ordinary course of business since the Statement Date.

9.6 If the Vendors make any payment by way of damages for breach of the Warranties (the "Damages Payment") and the Company or the Purchaser receives any payment from a third party (including from any insurer) in respect of the same subject matter which gave rise to the claim in respect of which the Damages Payment was made, the Purchaser shall, once it or the Company has received such payment and after deduction of all costs and expenses reasonably and properly incurred in connection with such claim or its recovery, forthwith pay to the Vendors an amount equal to the lesser of (a) such benefit, and (b) the Damages Payment.

9.7 Any payment made by the Vendors in respect of a breach of the warranties shall be deemed to be pro tanto a reduction in the Purchase
Price, and may be settled by the retransfer of such number of the Purchaser's shares (at the Share Price at which they were issued to the Vendors) to the Purchaser as is required.

9.8 The Purchaser acknowledges that, save for the information set out in the warranties themselves and the factual information contained in the Disclosure Letter they have not relied in relation to the purchase of the Shares on any warranties or representations or expression of opinion of any description by the Vendors, the Company, or the agents of them in relation to the value or amount of the assets and liabilities of the Company, of the prospects of the business or the affairs of the Company.

9.9 In the application of this clause 9 to clause 4 above, the words "the Principals", shall be deemed to be substituted for the words "the Vendors", with the intent and purpose that the limitations and other provisions contained in this clause 9 shall apply equally to any claim made in respect of any breach of the Principals' representations and warranties contained in clause 4 hereof as well as any breach of the Vendors' representations and warranties contained in clause 5 hereof.

9.10 The amount of any claim under the Warranties shall be reduced by the amount of any tax benefit received by the Purchaser or the Company or the amount of any relief from or reduction available to the Purchaser or the Company in respect of Taxation directly and specifically arising by virtue of the loss and damage in respect of which such claim is made.

10.               NON-MERGER

10.1 Save as disclosed in the Schedules to this Agreement or the Disclosure Letter, the representations, warranties, covenants and agreements of the Principals and the Vendors contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendors of such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect.

10.2 The representations, warranties, covenants and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant or agreement), or any investigation by the Vendors, the same will remain in full force and effect.

11.               CONDITIONS PRECEDENT

11.1 The obligations of the Purchaser to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

         (a) the representations and warranties of the Principals and the Vendors contained herein are true and correct in all respects at and as of the Closing except as may be in writing disclosed to and approved by the Purchaser in a letter (the "Disclosure Letter") from the Vendors' Solicitors to the Purchaser's Solicitors;

         (b) all covenants, agreements and obligations hereunder on the part of the Vendors to be performed or complied with at or prior to the Closing, including the Vendors' obligation to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing;

         (c) between the date hereof and the Closing, the Company will not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Company or the Business or as would materially reduce the value of the Company, the Business or the Vendors' Shares to the Purchaser;

         (d) no damage by fire, negligence or otherwise to the Business Assets will have occurred since the date hereof and prior to the Closing which, in the sole opinion of the Purchaser, will materially and adversely affect the Business Assets, the Business or the Company's operations, prospects or earnings;

         (e) on or before the Closing Date no federal, provincial, regional or municipal government or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Business or the Business Assets or the right of the Purchaser to the full enjoyment thereof;

         (f) none of the Principals will have left the Company prior to Closing;

         (g) on the Closing Date the Principals will have executed the Employment Agreements and the Principals and Rani Robertson will have executed the Escrow Agreements;

         (h) on or before the Closing Date the Vendors will have obtained the Consents;

         (i) on or before the Closing Date of this Agreement and the transactions contemplated hereby shall have been approved by The Toronto Stock Exchange and by all other regulatory authorities having jurisdiction whose approval is required; and

         (j) on or before the Closing Date, the Purchasers shall have received the stock transfer forms and certificates representing the Minority Shares, duly endorsed for transfer to the Purchaser, together with releases, in a form acceptable to the Purchaser, executed by each of the Minority Shareholders.

11.2 The conditions set forth in Section 11.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time. Notwithstanding anything to the contrary contained herein the Vendors will receive and retain, as outright and non-refundable consideration, the sum of $100.00 upon the Vendors signing this Agreement and in consideration therefor the Vendors covenant and agree not to withdraw their acceptance of the offer constituted by this Agreement, prior to the time for removal of any subject conditions contained herein.

11.3 The obligations of the Vendors to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated, that:

         (a) the representations and warranties of the Purchaser contained herein are true and correct in all material respects at and as of the Closing except as may be in writing disclosed to and approved by the Vendors; and

         (b) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing.

11.4 The conditions set forth in Section 0 are for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part at any time.

12.               TRANSACTIONS OF THE VENDORS AT THE CLOSING

12.1 At the Closing, the Vendors will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer and assign the Vendors' Shares and the Minority Shares to the Purchaser, free and clear of all Liens, including:

         (a) a closing agenda in the form satisfactory to the Purchaser's Solicitors;

         (b) certified copies of resolutions of the directors of the Company authorising the transfer of the Vendors' Shares and the Minority Shares subject to the relevant stock transfer forms being duly stamped and the registration of the Vendors' Shares in the name of the Purchaser and authorising the issue of new share certificates representing the Vendors' Shares and the Minority Shares in the name of the Purchaser;

         (c) waivers in writing in a form satisfactory to the Purchaser's Solicitors signed by all the shareholders of the Company, of any rights they may have, whether pursuant to the provisions of the Articles of the Company or otherwise, in respect of the transfer to the Purchaser of the Vendors' Shares and the Minority Shares;

         (d) stock transfer forms and share certificates representing the Vendors' Shares and the Minority Shares in the name of the Vendors and the Minority Shareholders, duly endorsed for transfer to the Purchaser;

         (e) duly issued share certificates in the name of the Purchaser representing the Vendors' Shares and the Minority Shares;

         (f) resignations in writing of Gordon McAndrew and Noraddin Nakhaee as officers and signing officers of the Company;

         (g) all corporate records and books of account of the Company including, without limiting the generality of the foregoing, minute books, share register books, share certificate books and annual reports;

         (h) the corporate seal of the Company and all keys to any automobiles owned by the Company and to any premises used by the Company;

         (i) releases, in form and substance satisfactory to the Purchaser, acting reasonably, executed by the Vendors and the Minority Shareholders in favour of the Company releasing the Company from any and all manner of actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Vendors and the Minority Shareholders ever had, now have, or may have against the Company for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the

                  Company up to the Closing other than in respect of obligations of the Company to the Vendors and the Minority Shareholders arising in respect of:

                  (i) earned but unpaid salary, fees and unpaid benefits for the then current pay period; and

                  (ii) any obligations of the Company pursuant to indemnities granted to such persons by the Company in connection with their acts as directors of the Company provided that such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach pursuant to this Agreement or which render any representation or warranty given hereunder untrue or inaccurate;

         (j) a Closing Warranty and Certificate from the Vendors confirming that the conditions to be satisfied by the Vendors, unless waived, set out in Section 11.1 have been satisfied at the Closing and that all representations and warranties of the Vendors contained in this Agreement are true at and as of the

         (k) an opinion of the Vendors' Solicitors in the form attached hereto as Schedule O, with such changes as may be agreed upon by the Purchaser's Solicitors;

         (l) Escrow Agreements executed by the Principals and Rani Robertson in the form in Schedule J; and

         (m) all such other documents and instruments as the Purchaser's Solicitors may reasonably require.

13.               TRANSACTIONS OF THE PURCHASER AT THE CLOSING

13.1 The Purchaser will deliver or cause to be delivered the following at the Closing:

         (a)      share certificates representing the Spectrum Shares;

         (b) the Escrow Agreements for the Principals and Rani Robertson, as applicable;

         (c) confirmation, in a form agreed by the Vendors, of the allotment of the Spectrum Shares referred to in clause 13.1(a) above;

         (d) a Closing Warranty and Certificate from the Purchaser confirming that the conditions to be satisfied by the Purchaser, unless waived, set out in Section 11.1 have been satisfied at the Closing and that all representations and warranties of the Purchaser contained in this Agreement are true at and as of the Closing.

         (e) an opinion of the Purchaser's Solicitors in the form attached hereto as Schedule R, with such changes as may be agreed upon by the Vendor's Solicitors;

14.               TIME OF THE ESSENCE

14.1              Time is of the essence of this Agreement.

15.               FURTHER ASSURANCES

15.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

16.               SUCCESSORS AND ASSIGNS

16.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party.

17.               COUNTERPARTS

17.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

18.               NOTICE

18.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by fax to the following addresses:

         (a)      If to the Vendors:

                           c/o 3L Limited
                           86/92 Causewayside
                           Edinburgh, Scotland

                           Fax No.:  44 131 662 4556

                  with a copy to the Vendors' Solicitors as follows:

                           Fyfe Ireland WS
                           Orchard Brae House
                           30 Queensferry Road
                           Edinburgh EH4 2HG
                           Scotland

                           Attention:  Morag L. Radcliffe

                           Fax No.:  44 131 343 3166

         (b)      If to the Purchaser:

                           Spectrum Signal Processing Inc.
                           Suite 100, 8525 Baxter Place
                           Burnaby, British Columbia
                           V5A 4V7  CANADA

                           Fax No.:  (604) 421-1764

                  with a copy to the Purchaser's Solicitors as follows:

                           Clark, Wilson
                           Barristers and Solicitors
                           #800 - 885 West Georgia Street
                           Vancouver, B.C.
                           V6C 3H1

                           Attention:  William C. Helgason

                           Fax No.:  (604) 687-6314

or to such other address as any Party may specify by notice in writing to the other.

18.2 Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

19.               AGENTS

19.1 The Vendors warrant to the Purchaser that no agent or other intermediary has been engaged by the Vendors in connection with the purchase and sale herein contemplated.

20.               TENDER

20.1 Tender may be made upon the Vendors or Purchaser or upon the Vendors' Solicitors or Purchaser's Solicitors.

21.               PROPER LAW

21.1 This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this ____ day of _______________ , 199___ .


SIGNED, SEALED AND DELIVERED by            )
PETER SALKELD ROBERTSON in the presence of:)
                                           )
/s/ Illegible                              )
--------------------------------------     )
Name                                       )
                                           )       /s/ Peter S. Robertson
--------------------------------------     )    -------------------------------
Address                                    )       PETER SALKELD ROBERTSON
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )
                                           )


SIGNED, SEALED AND DELIVERED by ALAN DONALD)
CULLOCH in the presence of:                )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )          /s/ Alan Culloch
--------------------------------------     )    -------------------------------
Print Name                                 )          ALAN DONALD CULLOCH
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )
                                           )

SIGNED, SEALED AND DELIVERED by IAN        )
ALEXANDER YOUNG in                         )
the presence of:                           )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )          /s/ Ian Young
--------------------------------------     )    -------------------------------
Print Name                                 )          IAN ALEXANDER YOUNG
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )
                                           )

SIGNED, SEALED AND DELIVERED by GEORGE     )
GORDON MCANDREW in the presence of:        )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )          /s/ Illegible
--------------------------------------     )    -------------------------------
Print Name                                 )          GEORGE GORDON MCANDREW
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )
                                           )


SIGNED, SEALED AND DELIVERED by NORADDIN   )
NAKHAEE in the presence of:                )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )          /s/ Noraddin Nakhaee
--------------------------------------     )    -------------------------------
Print Name                                 )          NORADDIN NAKHAEE
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )
                                           )

SIGNED, SEALED AND DELIVERED by J. STUART  )
MCGARRITY in the presence of:              )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )  /s/ Peter S. Roberts as attorney
                                           )  for J. Stuart McGarrity
--------------------------------------     )  -------------------------------
Print Name                                 )    J. STUART MCGARRITY
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation

SIGNED, SEALED AND DELIVERED by RANI       )
ROBERTSON in the presence of:              )
                                           )
/s/ Illegible                              )
--------------------------------------     )
Signature                                  )
                                           )          /s/ Rani Robertson
--------------------------------------     )    -------------------------------
Print Name                                 )          RANI ROBERTSON
                                           )
--------------------------------------     )
Address                                    )
                                           )
--------------------------------------     )
                                           )
                                           )
--------------------------------------     )
Occupation                                 )


SPECTRUM SIGNAL PROCESSING INC.


Per:   /s/ Barry Jinks
      --------------------------------
           Authorised Signatory